Exhibit 99.1

Clarus Reports First Quarter 2023 Results

SALT LAKE CITY, Utah – May 1, 2023 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor and consumer enthusiast markets, reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $97.4 million compared to $113.3 million.
•	Gross margin was 37.0% compared to 39.1%.
•	Net income of $1.6 million, or $0.04 per diluted share, compared to $5.3 million, or $0.13 per diluted share.
•	Adjusted net income before non-cash items of $6.9 million, or $0.18 per diluted share, compared to $14.8 million, or $0.37 per diluted share.
•	Adjusted EBITDA of $9.6 million with an adjusted EBITDA margin of 9.9% compared to $19.7 million with an adjusted EBITDA margin of 17.4%.

Management Commentary

“Clarus’ consolidated Q1 performance was resilient given the macroeconomic headwinds that carried over from 2022,” said Warren Kanders, Clarus’ Executive Chairman. “In Outdoor, strong direct-to-consumer and international performance was offset by lower open-to-buys at our North American retail accounts as 2022 inventory positions unwind.  We are encouraged by our robust order book at Precision Sports, however, our ability to consistently source components constrained ammunition shipments in the quarter.  While at Adventure, we experienced sequential stabilization throughout the quarter in our home market of Australia, but continued challenges in North America due to elevated inventory levels in all selling channels.

“Operationally, we enhanced our segment leadership to activate the next phase of our corporate and brand evolution. Our brand leaders are focused on establishing revenue, gross margin and EBITDA baselines, upgrading talent, and further driving shareholder value through cash flow generation and debt paydown.”

First Quarter 2023 Financial Results

Sales in the first quarter were $97.4 million compared to $113.3 million in the same year-ago quarter. Foreign currency exchange was unfavorable to sales by $2.4 million in the first quarter as the U.S. dollar continued to strengthen against the Euro and Australian dollar.

Sales in the Outdoor segment increased 2% to $52.8 million, or $54.2 million on a constant currency basis, compared to $51.5 million in the year ago quarter. The increase was due to growth in the direct-to-consumer channels, and European and IGD markets, nearly offset by continued weakness at the Company’s key North American retail accounts. Precision Sport sales decreased to $27.1 million compared to $33.1 million in the year-ago quarter due to ongoing supply chain challenges limiting ammo sales. Sales in the Adventure segment were $17.5 million compared to $28.6 million in the year-ago quarter, reflecting lower consumer demand given the challenging market conditions and the difficult macro-environment in both Australia and North America.

Gross margin in the first quarter was 37.0% compared to 39.1% in the year-ago quarter due to changes in channel and product mix and unfavorable foreign currency exchange movement. Easing freight costs positively impacted gross margin by 290 basis points, which was partially offset by a 150 basis point negative impact from foreign currency exchange, negative 130 basis points related higher inventory reserves, and unfavorable channel and product mix of 220 basis points. Specifically, the lower open-to-buys from the Company’s key North American retail partners in the Outdoor segment further negatively impacted gross margin.

Selling, general and administrative expenses in the first quarter were $32.8 million compared to $34.2 million in the same year-ago quarter. The decline was driven by expense improvements in the Adventure and Precision Sport segments, as well as lower non-cash stock-based compensation expense for performance awards at corporate. These savings were partially offset by higher investments at Outdoor for employee costs and investments in the direct-to-consumer channel.

Net income in the first quarter was $1.6 million, or $0.04 per diluted share, compared to $5.3 million, or $0.13 per diluted share, in the prior year’s first quarter.

Adjusted net income before non-cash items in the first quarter, which excludes non-cash items and transaction costs, was $6.9 million, or $0.18 per diluted share, compared to $14.8 million, or $0.37 per diluted share, in the same year-ago quarter.

Adjusted EBITDA in the first quarter was $9.6 million, or an adjusted EBITDA margin of 9.9%, compared to $19.7 million, or an adjusted EBITDA margin of 17.4%, in the same year-ago quarter. The decline in adjusted EBITDA was driven by lower sales volumes in the North American portion of the Company’s Outdoor and Adventure segments and a $2.4 million consolidated headwind due to strength of the U.S. dollar.

Net cash provided by operating activities for the three months ended March 31, 2023, was $3.2 million compared to $(10.8) million in the prior year quarter. Capital expenditures in the first quarter of 2023 were $1.5 million compared to $1.9 million in the prior year quarter. Free cash flow for the first quarter of 2023 was $1.7 million compared to $(12.7) million in the prior year quarter due to reduced inventory levels compared to December 31, 2022.

Liquidity at March 31, 2023 vs. December 31, 2022

•	Cash and cash equivalents totaled $10.3 million compared to $12.1 million.
•	Total debt of $137.0 million compared to $139.0 million.
•	The Company’s credit facility matures in April of 2027 and bears interest at a variable rate that was approximately 6.8% at March 31, 2023.
•	Remaining access to approximately $61 million on the Company’s revolving line of credit.
•	Net debt leverage ratio of 2.4x compared to 2.0x

2023 Outlook

The Company continues to expect fiscal year 2023 sales of approximately $420 million and adjusted EBITDA of approximately $60 million, or an adjusted EBITDA margin of 14.3%. In addition, capital expenditures are expected to range between $7 - $8 million and free cash flow is expected to range between $35 - $40 million for the full year 2023.

Net Operating Loss (NOL)

The Company estimates that it has available net operating loss (the “NOLs”) carryforwards for U.S. federal income tax purposes of approximately $17.7 million, which includes $1.8 million of U.S. federal NOL carryforwards that expire on December 31, 2023. The Company’s common stock is subject to a rights agreement dated February 7, 2008, that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the Company will be able fully utilize the NOLs to offset current and future earnings or that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2023 results.

Date: Monday, May 1, 2023

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Registration Link: https://register.vevent.com/register/BIc5f71fc4f41044a884f3cb436104a976

To access the call by phone, please register via the live call registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 7:00 p.m. Eastern Time on the same day through May 1, 2024.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leading designer, developer, manufacturer and distributor of best-in-class outdoor equipment and lifestyle products focused on the outdoor and consumer enthusiast markets. Our mission is to identify, acquire and grow outdoor “super fan” brands through our unique “innovate and accelerate” strategy. We define a “super fan” brand as a brand that creates the world’s pre-eminent, performance-defining product that the best-in-class user cannot live without. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, Sierra®, and Barnes® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers. Our portfolio of iconic brands is well-positioned for sustainable, long-term growth underpinned by powerful industry trends across the outdoor and adventure sport end markets. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.rhinorack.com, www.maxtrax.com.au, www.sierrabullets.com, www.barnesbullets.com, www.pieps.com, or www.goclimbon.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts:

Aaron J. Kuehne
Executive Vice President and Chief Operating Officer
Tel 1-801-993-1364
Aaron.kuehne@claruscorp.com

Michael J. Yates

Chief Financial Officer

Tel 1-801-993-1304

mike.yates@claruscorp.com

Investor Relations Contact:

Gateway Group, Inc.

Cody Slach

Tel 1-949-574-3860

CLAR@gatewayir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash	$10,310	$12,061
Accounts receivable, less allowance for
credit losses of $1,437 and $1,211	68,230	66,553
Inventories	145,756	147,072
Prepaid and other current assets	9,845	9,899
Income tax receivable	3,209	3,034
Total current assets	237,350	238,619

Property and equipment, net	42,197	43,010
Other intangible assets, net	51,482	55,255
Indefinite-lived intangible assets	82,444	82,901
Goodwill	62,704	62,993
Deferred income taxes	18,168	17,912
Other long-term assets	20,414	17,455
Total assets	$514,759	$518,145

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$25,252	$27,052
Accrued liabilities	22,125	25,170
Income tax payable	684	421
Current portion of long-term debt	12,562	11,952
Total current liabilities	60,623	64,595

Long-term debt, net	124,444	127,082
Deferred income taxes	18,226	18,506
Other long-term liabilities	18,574	15,854
Total liabilities	221,867	226,037

Stockholders' Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 41,791 and 41,637 issued and 37,190 and 37,048 outstanding, respectively	4	4
Additional paid in capital	680,673	679,339
Accumulated deficit	(336,175)	(336,843)
Treasury stock, at cost	(32,825)	(32,707)
Accumulated other comprehensive loss	(18,785)	(17,685)
Total stockholders' equity	292,892	292,108
Total liabilities and stockholders' equity	$514,759	$518,145

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2023	March 31, 2022
Sales
Domestic sales	$44,916	$62,307
International sales	52,468	50,969
Total sales	97,384	113,276

Cost of goods sold	61,363	69,024
Gross profit	36,021	44,252

Operating expenses
Selling, general and administrative	32,819	34,175
Transaction costs	74	1,201
Contingent consideration (benefit) expense	(1,565)	763

Total operating expenses	31,328	36,139

Operating income	4,693	8,113

Other income (expense)
Interest expense, net	(2,746)	(1,116)
Other, net	85	(67)

Total other expense, net	(2,661)	(1,183)

Income before income tax	2,032	6,930
Income tax expense	434	1,621
Net income	$1,598	$5,309

Net income per share:
Basic	$0.04	$0.14
Diluted	0.04	0.13

Weighted average shares outstanding:
Basic	37,137	37,161
Diluted	38,109	39,802

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	March 31, 2023		March 31, 2022
Gross profit as reported	$36,021	Gross profit as reported	44,252
Plus impact of inventory fair value adjustment	-	Plus impact of inventory fair value adjustment	269
Adjusted gross profit	$36,021	Adjusted gross profit	$44,521

Gross margin as reported	37.0%	Gross margin as reported	39.1%

Adjusted gross margin	37.0%	Adjusted gross margin	39.3%

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	March 31, 2023	Share	March 31, 2022	Share
Net income	$1,598	$0.04	$5,309	$0.13

Amortization of intangibles	3,276	0.09	4,120	0.10
Depreciation	1,791	0.05	1,832	0.05
Amortization of debt issuance costs	232	0.01	170	0.00
Stock-based compensation	1,334	0.04	3,367	0.08
Inventory fair value of purchase accounting	-	-	269	0.01
Income tax expense	434	0.01	1,621	0.04
Cash paid for income taxes	(350)	(0.01)	(3,844)	(0.10)

Net income before non-cash items	$8,315	$0.22	$12,844	$0.32

Transaction costs	74	0.00	1,201	0.03
Contingent consideration (benefit) expense	(1,565)	(0.04)	763	0.02
State cash taxes on adjustments	27	0.00	(43)	(0.00)

Adjusted net income before non-cash items	$6,851	$0.18	$14,765	$0.37

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND
AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net income	$1,598	$5,309

Income tax expense	434	1,621
Other, net	(85)	67
Interest expense, net	2,746	1,116

Operating income	4,693	8,113

Depreciation	1,791	1,832
Amortization of intangibles	3,276	4,120

EBITDA	9,760	14,065

Transaction costs	74	1,201
Contingent consideration (benefit) expense	(1,565)	763
Inventory fair value of purchase accounting	-	269
Stock-based compensation	1,334	3,367

Adjusted EBITDA	$9,603	$19,665

Sales	$97,384	$113,276

EBITDA margin	10.0%	12.4%
Adjusted EBITDA margin	9.9%	17.4%